Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of up to 15,000,000 common shares representing limited partner interests in the Company (“Common Shares”) consisting of (i) 5,000,000 Common Shares to be issued and sold by the Company and (ii) 10,000,000 Common Shares to be sold by a certain selling shareholder (including 2,250,000 Common Shares that may be issued pursuant to the exercise of the underwriters’ option to purchase 2,250,000 Common Shares from such selling shareholder) pursuant to a Registration Statement on Form S-3 (File No. 333-216251) filed with the Securities and Exchange Commission on February 27, 2017 and the related prospectus supplement dated March 7, 2018 are estimated to be as follows:

SEC registration fee	$47,248
NYSE listing fee	—
FINRA filing fee	—
Accounting fees and expenses	110,000
Legal fees and expenses	350,000
Printing and engraving fees and expenses	49,000
Transfer agent fees and expenses	5,000
Rating agency fees and expenses	—
Blue Sky fees and expenses	—
Miscellaneous fees and expenses	28,752
Total	590,000